Exhibit 99.1
Designer Brands Inc. Outlines Long-Range Plan, Leveraging Key Capabilities to Drive Growth at its 2022 Investor Day

Investor Day Event Begins Today at 9:45am (ET) at The New York Stock Exchange

•Plans to Double Sales of Owned Brands, primarily in Direct-to-Consumer Channels, by fiscal 2026
•Targets EPS Range of $2.75 to $2.85 in fiscal 2026
•Raises full-year fiscal 2022 EPS outlook range from $1.75 to $1.85 to a range of $1.80 to $1.90
•Reinstates Dividend of $0.05 per share for the first quarter of fiscal 2022

COLUMBUS, Ohio, April 8, 2022 - Designer Brands Inc. (NYSE: DBI) (the “Company” and “Designer Brands”), one of North America's largest designers, producers, and retailers of footwear and accessories, today will host an Investor Day at the New York Stock Exchange. At the event, Designer Brands will outline its updated long-range plan to leverage its acute focus on its customers, ability to build unparalleled brands, and initiatives focused on optimizing speed and efficiency to drive anticipated growth.

“At Designer Brands, we have truly taken control of our destiny as we have transformed into a brand builder, marrying our world-class design and sourcing capabilities to our industry leading direct-to-consumer infrastructure. We know our customers like our best friends, and utilize the data, feedback and insights gleaned from our nearly 30 million loyalty members to efficiently design top quality product suited specifically for them and engaging with them in innovative ways across any and all mediums they desire. Our nimble business model and agile team have the ability to pivot with our consumers’ preferences and meet them where they want to shop,” said Roger Rawlins, Chief Executive Officer of Designer Brands.

“Our Owned Brands are the key driver of growth over the next five years, and we plan to double sales of these brands by fiscal 2026. This growth is complemented by maintaining our relationships with top National Brand partners who utilize our leading omni-channel capabilities in their own DTC efforts in ways unique to DBI. In addition to our updated and differentiated assortment, we are expanding upon our already dominant sourcing and supply chain capabilities, leading to quicker speed to market with new designs and faster delivery times. Designer Brands’ mission to inspire self-expression is supported by our integrated organization, and this will meaningfully grow shareholder value over the long-term.”

Event Overview

During the event, Designer Brands’ management team will provide a deeper look at the Company’s differentiated capabilities that will drive growth, demonstrated by the goal to double sales of Owned Brands in all channels and maintain sales in National Brands. In addition, the management team will outline the Company’s specific initiatives to meaningfully grow shareholder value.

•Leading with Owned Brands, transformed from a retailer to brand builder
•Knowing our nearly 30 million customers like our best friends, leveraging data analytics from our leading omni-channel platform
•Evolving partnerships with National Brands through value and must have capabilities
•Delivering shareholder value through topline growth, margin expansion and cash generation

Long-Term Financial Outlook

During the Investor Day, Designer Brands will outline a five-year financial roadmap through which the Company expects to deliver significant bottom-line growth, building upon the investments Designer Brands has made over the past several years and the integration work that has been completed resulting in a transformed business. Designer Brands is announcing the following financial targets, which the Company anticipates reaching by fiscal 2026 (fiscal year ending January 30, 2027).

•Revenue of $4 billion
•Gross profit margin of 35%
•Operating margin of 9% improving over 200 basis points
•Target EPS range of $2.75 to $2.85
•Generation of over $1 billion of cash from operating activities over the next five years

We expect that this growth will be driven by doubling our Owned Brand sales, from 19% of the Company’s total revenue to nearly one-third, with most of that business happening within our own DTC channels. This growth is highly margin accretive and is expected to drive our operating margin higher over the longer-term.

Updated Fiscal 2022 Financial Outlook

Designer Brands is updating its fiscal 2022 outlook. For the fiscal 2022 full year, EPS is now expected to be in the range of $1.80 to $1.90.

Reinstatement of Cash Dividend

The Company today announced that the Company’s Board of Directors (the “Board”) has approved the reinstatement of the Company’s regular quarterly cash dividend to shareholders, starting in the first quarter of fiscal 2022. A dividend of $0.05 per share of Class A common stock will be paid on May 6, 2022 to shareholders of record as of the close of business on April 22, 2022. The dividend will be paid out of the Company's capital surplus as defined under the Ohio General Corporation Law.

Future declarations of dividends are subject to Board approval and may be adjusted based on the Company’s results of operations, financial position, or market conditions. As it is customary, details regarding the record and payment dates for any future quarterly dividends will be announced at the time such dividends are declared by the Board.

Share Repurchase Program

During the first quarter of fiscal 2022 and through April 6, 2022, Designer Brands has repurchased 1.5 million shares of its Class A common stock at an average price per share of $13.71 pursuant to its Board-authorized $500 million share repurchase program. As of April 6, 2022, $313.6 million remained available for repurchase under the Board-authorized program.

Webcast Information

During the Investor Day, Roger Rawlins, Chief Executive Officer, will discuss the Company’s overall mission, vision, strategies and growth opportunities; Julie Roy, Chief Marketing Officer, will discuss the Company’s customer base and related strategies; Jim Weinberg, Chief Merchandising Officer and Sarah Rosen, SVP of Marketing and Communications, Camuto Group, will talk about our approach to building our Owned Brands; Bill Jordan, President and Chief Growth Officer, will review the Company’s vision relating to sourcing and supply chain; Christina Jackson, Leader of Diversity, Equity & Inclusion, will discuss the Company’s culture and ESG initiatives; and Jared Poff, Chief Financial Officer, will review long-term financial targets for the Company. Formal presentations will be followed by a question and answer session.

Today’s Investor Day presentation will be available via webcast at investors.designerbrands.com at 9:45 a.m. ET (Eastern Time) and is expected to last approximately three hours. The webcast and presentation materials including our investor deck and infographic, can be accessed through Designer Brands’ Investor Relations website. A replay of the webcast will be available following the event for 60 days at investors.designerbrands.com.

CONTACT: Stacy Turnof, DesignerBrandsIR@edelman.com

About Designer Brands

Designer Brands is one of North America's largest designers, producers, and retailers of footwear and accessories. The Company operates a portfolio of retail concepts in nearly 650 locations under the DSW Designer Shoe Warehouse® and The Shoe Company® banners. The Company designs and produces footwear and accessories through Camuto Group, a leading manufacturer selling in more than 5,400 stores worldwide. Camuto Group owns licensing rights for the Jessica Simpson® footwear business and footwear and handbag licenses for Lucky Brand®. In partnership with a joint venture with Authentic Brands Group, the Company also owns a stake in Vince Camuto®, Louise et Cie®, and others. More information can be found at www.designerbrands.com. The information on our corporate website is not, and shall not be deemed to be, a part of this press release or incorporated into our federal securities law filings.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain statements in this press release may constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "could," "believes," "expects," "potential," "may," "will," "should," "would," "approximately," "plans," "estimates," "anticipates," "targets” or the negative version of those words or other comparable words. These statements are based on the Company's current views and expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: risks and uncertainty related to the ongoing coronavirus ("COVID-19") pandemic, any future COVID-19 resurgence, and any other adverse public health developments; uncertain general economic conditions, including inflation and supply chain pressures, domestic and global political and social conditions and the potential impact of geopolitical turmoil or conflict, and the related impacts to consumer discretionary spending; our ability to anticipate and respond to fashion trends, consumer preferences and changing customer expectations; maintaining strong relationships with our vendors, manufacturers, licensors, and retailer customers; risks related to losses or disruptions associated with our distribution systems, including our distribution centers and fulfillment center and stores, whether as a result of the COVID-19 pandemic, reliance on third-party providers, or otherwise; our reliance on our loyalty programs and marketing to drive traffic, sales and customer loyalty; failure to retain our key executives or attract qualified new personnel; risks related to the loss or disruption of our information systems and data and our ability to prevent or mitigate breaches of our information security and the compromise of sensitive and confidential data; our ability to protect our reputation and to maintain the brands we license; risks related to restrictions imposed by our credit facility that could limit our ability to fund operations; our competitiveness with respect to style, price, brand availability and customer service; our ability to provide customers with cost-effective shopping platforms; risks related to our international operations, including international trade, our reliance on foreign sources for merchandise, exposure to political, economic, operational, compliance and other risks, and fluctuations in foreign currency exchange rates; our ability to protect the health and safety of our associates and our customers, which may be affected by current or future government regulations related to stay-at-home orders and/or orders related to the operation of non-essential businesses; our ability to comply with privacy laws and regulations, as well as other legal obligations; and uncertainty related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation. Risks and other factors that could cause our actual results to differ materially from our forward-looking statements are described in the Company's latest Annual Report on Form 10-K or other reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. The Company undertakes no obligation to update or revise the forward-looking statements included in this press release to reflect any future events or circumstances.